Exhibit 99.1

Streamline Health® Reports Second Quarter 2021 Financial Results

Second quarter 2021 Revenues of $2.9 million; ($0.1 million) Net Loss; ($0.8 million) Adjusted EBITDA

Atlanta, GA / Wire / September 8, 2021 / Streamline Health Solutions, Inc. (NASDAQ: STRM) (“Streamline”), provider of the eValuator™ Revenue Integrity Program to help healthcare providers proactively address revenue leakage and compliance exposure, today announced financial results for the second quarter of fiscal year 2021, which ended July 31, 2021.

Total revenues for the second quarter of fiscal 2021 were $2.9 million, consistent with the prior year period. SaaS revenue grew approximately 59%, compared to the same quarter a year ago. The consistent revenue volume during the quarter was the result of higher revenue from SaaS offset by lower revenue from professional services, software licenses and maintenance and support. Recurring revenue comprised 84% of second quarter fiscal 2021 revenue compared to 71% of second quarter fiscal 2020 revenue.

Net loss for the second quarter of fiscal 2021 was ($0.1 million) as compared to a net loss of ($1.1 million) during the second quarter of fiscal 2020. Second quarter fiscal 2021 net loss included $11,000 of income from discontinued operations of the Company’s legacy ECM business, the sale of which closed on February 24, 2020, compared to $28,000 of income from discontinued operations during the second quarter of fiscal 2020. Income from discontinued operations was offset by a loss from continuing operations for the three months ended July 31, 2021 and 2020 of ($0.1 million) and ($1.2 million), respectively. Loss from continuing operations for the three months ended July 31, 2021 included $2.3 million of income associated with loan forgiveness.

Adjusted EBITDA for the second quarter of fiscal 2021 was a loss of ($0.8 million), compared to an adjusted EBITDA loss of ($0.4 million) in the second quarter of fiscal 2020.

“As a result of our team’s execution to restructure and position Streamline for growth, we were thrilled to enter a new chapter with our recent acquisition of Avelead. Thanks to our focus on improved sales and customer success, we are ready to capitalize on our tremendous market opportunity while maintaining strong relationships with our existing customers.” stated Tee Green, President and Chief Executive Officer, Streamline.

“We believe that the Delta variant of COVID has delayed our reporting of successes on the sales side, however, it has not deterred our improving the systems and processes that enable the growth we are expecting. Today, we are more capable than ever of supporting our healthcare provider customers through pre-bill revenue cycle solutions to ensure their revenue integrity and improved financial performance.”

Highlights from the second quarter ended July 31, 2021 included:

●	Revenue for the second quarter of fiscal 2021 was $2.9 million; SaaS revenue grew 11%, sequentially, compared to the first quarter of fiscal 2021;
●	Loss from continuing operations for the second quarter of fiscal 2021 was ($0.1 million);
●	Adjusted EBITDA for the second quarter of fiscal 2021 was ($0.8 million);
●	Total bookings (total contract value) for the second quarter of fiscal 2021 were $1.6 million.

Conference Call

The Company will conduct a conference call to review the results and to provide additional detail about its recent acquisition on Thursday, September 9, 2021 at 9:00 AM ET. Interested parties can access the call by joining the live webcast: click here to register. You can also join by phone by dialing 877-407-8291.

A replay of the conference call will be available from Thursday September 9, 2021 at 12:00 PM ET to Thursday, September 16, 2021 at 12:00 PM ET by dialing 877-660-6853 or 201-612-7415 with conference ID 13722259. An online replay of the presentation will also be available for six months following the presentation in the Investor Relations section of the Streamline website, www.streamlinehealth.net.

Non-GAAP Financial Measures

Streamline reports its financial results in accordance with U.S. generally accepted accounting principles (“GAAP”). Streamline’s management also evaluates and makes operating decisions using various other measures. One such measure is adjusted EBITDA, which is a non-GAAP financial measure. Streamline’s management believes that this measure provides useful supplemental information regarding the performance of Streamline’s business operations.

Streamline defines “adjusted EBITDA” as net earnings (loss) plus interest expense, tax expense, depreciation and amortization expense of tangible and intangible assets, stock-based compensation expense, significant non-recurring operating expenses, and transactional related expenses including: gains and losses on debt and equity conversions, associate severances and related restructuring expenses, associate inducements, and professional and advisory fees. A table illustrating this measure is included in this press release.

About Streamline

Streamline Health Solutions, Inc. (NASDAQ: STRM) is a leader in pre-bill revenue integrity solutions for healthcare providers. Our eValuator™ Revenue Integrity Program includes integrated solutions, technology-enabled services and analytics that drive compliant revenue and improved financial performance across the enterprise. We share a common calling and commitment to advance the quality of life and the quality of healthcare - for society, our clients, the communities they serve, and the individual patient. For more information, please visit our website at www.streamlinehealth.net.

Safe Harbor statement under the Private Securities Litigation Reform Act of 1995

Statements made by Streamline Health Solutions, Inc. that are not historical facts are forward-looking statements that are subject to certain risks, uncertainties and important factors that could cause actual results to differ materially from those reflected in the forward-looking statements included herein. Forward-looking statements contained in this press release include, without limitation, statements regarding the Company’s growth prospects, estimates of backlog, industry trends and market growth, results of investments in sales and marketing, adjusted EBITDA, success of future products and related expectations and assumptions. These risks and uncertainties include, but are not limited to, the timing of contract negotiations and execution of contracts and the related timing of the revenue recognition related thereto, the potential cancellation of existing contracts or clients not completing projects included in the backlog, the impact of competitive solutions and pricing, solution demand and market acceptance, new solution development and enhancement of current solutions, key strategic alliances with vendors and channel partners that resell the Company’s solutions, the ability of the Company to control costs, the effects of cost-containment measures implemented by the Company, availability of solutions from third party vendors, the healthcare regulatory environment, potential changes in legislation, regulation and government funding affecting the healthcare industry, healthcare information systems budgets, availability of healthcare information systems trained personnel for implementation of new systems, as well as maintenance of legacy systems, fluctuations in operating results, effects of critical accounting policies and judgments, changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board or other similar entities, changes in economic, business and market conditions impacting the healthcare industry generally and the markets in which the Company operates and nationally, the Company’s ability to maintain compliance with the terms of its credit facilities, and other risks detailed from time to time in the Streamline Health Solutions, Inc. filings with the U. S. Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s analysis only as of the date hereof. The Company undertakes no obligation to publicly release the results of any revision to these forward-looking statements, which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law.

Contact

Jacob Goldberger

Director, Investor Relations and FP&A

303-887-9625

Jacob.goldberger@streamlinehealth.net

STREAMLINE HEALTH SOLUTIONS, INC.

CONSOLIDATED AND CONDENSED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended		Six Months Ended
	July 31,		July 31,
	2021	2020	2021	2020
Revenues:
Software licenses	$-	$215,000	$135,000	$215,000
Professional services	30,000	160,000	108,000	312,000
Audit Services	443,000	463,000	947,000	1,007,000
Maintenance and support	1,087,000	1,228,000	2,144,000	2,486,000
Software as a service	1,308,000	821,000	2,485,000	1,711,000
Total revenues	2,868,000	2,887,000	5,819,000	5,731,000

Operating expenses:
Cost of software licenses	143,000	125,000	279,000	202,000
Cost of professional services	261,000	269,000	475,000	510,000
Cost of audit services	376,000	373,000	765,000	733,000
Cost of maintenance and support	80,000	182,000	166,000	368,000
Cost of software as a service	578,000	403,000	1,188,000	808,000
Selling, general and administrative	2,515,000	2,284,000	5,068,000	4,576,000
Research and development	964,000	509,000	1,941,000	1,193,000
Non-routine costs	336,000	-	777,000	-
Loss on exit of membership agreement	-	-	-	105,000
Total operating expenses	5,253,000	4,145,000	10,659,000	8,495,000
Operating loss	(2,385,000)	(1,258,000)	(4,840,000)	(2,764,000)
Other (expense) income:
Interest expense	(9,000)	(13,000)	(22,000)	(27,000)
Miscellaneous expense	(8,000)	(64,000)	6,000	(82,000)
Forgiveness of PPP loan and accrued interest	2,327,000	-	2,327,000	-
Loss before income taxes	(75,000)	(1,335,000)	(2,529,000)	(2,873,000)
Income tax benefit (expense)	4,000	172,000	(5,000)	733,000
Loss from continuing operations	$(71,000)	$(1,163,000)	$(2,534,000)	$(2,140,000)
Income from discontinued operations:
Gain on sale of discontinued operations	-	4,000	-	6,013,000
Income from discontinued operations	11,000	104,000	332,000	241,000
Income tax expense	-	(80,000)	-	(1,576,000)
Income from discontinued operations	11,000	28,000	332,000	4,678,000
Net (loss) income	$(60,000)	$(1,135,000)	$(2,202,000)	$2,538,000

Basic Earnings per Share:
Continuing operations	$(0.00)	$(0.04)	$(0.06)	$(0.07)
Discontinued operations	0.00	0.00	0.01	0.16
Net (loss) income	$(0.00)	$(0.04)	$(0.05)	$0.09
Weighted average number of common shares - basic	41,288,709	30,026,658	39,393,333	29,897,236

Diluted Earnings per Share:
Continuing operations	$(0.00)	$(0.04)	$(0.06)	$(0.07)
Discontinued operations	0.00	0.00	0.01	0.15
Net (loss) income	$(0.00)	$(0.04)	$(0.05)	$0.08
Weighted average number of common shares – diluted	41,737,231	30,421,473	39,960,998	30,229,595

STREAMLINE HEALTH SOLUTIONS, INC.

CONSOLIDATED AND CONDENSED BALANCE SHEETS

(Unaudited)

	July 31,	January 31,
	2021	2021
Assets
Current assets:
Cash and cash equivalents	$15,847,000	$2,409,000
Accounts receivable, net	2,625,000	2,929,000
Contract receivables	236,000	174,000
Prepaid and other current assets	788,000	1,216,000
Current assets from discontinued operations	181,000	587,000
Total current assets	19,677,000	7,315,000

Non-current assets:
Property and equipment, net	76,000	104,000
Right of use asset on operating lease	306,000	391,000
Capitalized software development costs, net	5,667,000	5,945,000
Intangible assets, net	393,000	624,000
Goodwill	10,712,000	10,712,000
Other non-current assets	1,003,000	873,000
Long-term assets from discontinued operations	3,000	13,000
Total non-current assets	18,160,000	18,662,000
	$37,837,000	$25,977,000

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$363,000	$272,000
Accrued expenses	1,324,000	908,000
Current portion of term loan	-	1,534,000
Deferred revenues	4,474,000	3,862,000
Current portion of operating lease obligation	201,000	198,000
Current liabilities from discontinued operations	283,000	595,000
Total current liabilities	6,645,000	7,369,000

Non-current liabilities:
Term loan, net of current portion	-	767,000
Deferred revenues, less current portion	163,000	130,000
Operating Lease obligations, less current portion	129,000	222,000
Total non-current liabilities	292,000	1,119,000
Total liabilities	6,937,000	8,488,000

Stockholders’ equity	30,900,000	17,489,000
	$37,837,000	$25,977,000

STREAMLINE HEALTH SOLUTIONS, INC.

CONSOLIDATED AND CONDENSED STATEMENT OF CASH FLOWS

(Unaudited)

	Six Months Ended
	July 31,
	2021	2020
Cash flows from continuing operating activities:
Loss from continuing operations	$(2,534,000)	$(2,140,000)
Depreciation	37,000	31,000
Amortization of capitalized software development costs	984,000	651,000
Amortization of intangible assets	231,000	247,000
Amortization of other deferred costs	242,000	153,000
Valuation adjustments	-	31,000
Loss on exit of membership agreement	-	105,000
Share-based compensation expense	1,122,000	575,000
Benefit for accounts receivable allowance	(1,000)	(15,000)
Forgiveness of PPP Loan and accrued interest	(2,327,000)	-
Benefit for income taxes	-	(733,000)
Changes in assets and liabilities	709,000	(876,000)

Net cash used in operating activities	(1,537,000)	(1,971,000)

Net cash from operating activities - discontinued operations	436,000	(2,374,000)

Cash flows used in investing activities:
Capitalization of software development costs	(706,000)	(1,094,000)
Purchases of property and equipment	(3,000)	(34,000)
Proceeds from sale of ECM assets	800,000	11,288,000
Net cash provided by investing activities	91,000	10,160,000

Cash flows from financing activities:
Proceeds from issuance of common stock	16,100,000	-
Payments for costs directly attributable to the issuance of common stock	(1,318,000)	-
Proceeds from term loan	-	2,301,000
Principal payments on term loan	-	(4,000,000)
Other	(334,000)	(58,000)
Net cash provided by (used in) financing activities	14,448,000	(1,757,000)
Net increase in cash and cash equivalents	13,438,000	4,058,000
Cash and cash equivalents at beginning of period	2,409,000	1,649,000
Cash and cash equivalents at end of period	$15,847,000	$5,707,000

STREAMLINE HEALTH SOLUTIONS, INC.

New Bookings

(Unaudited)

	July 31, 2021
	Three Months Ended	Six Months Ended
Software licenses	$-	135,000
Professional Services	149,950	348,950
Audit Services	21,800	407,800
Maintenance and Support	-	135,000
Software as a Service	1,455,000	3,180,000
Q2 2021 Bookings	$1,626,750	$4,206,750
Q2 2020 Bookings	$2,865,000	$4,150,000

STREAMLINE HEALTH SOLUTIONS, INC.

Reconciliation of loss from continuing operations to non-GAAP Adjusted EBITDA

(in thousands)

(Unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2021	2020	2021	2020
Loss from continuing operations	$(71)	$(1,163)	$(2,534)	$(2,140)
Interest expense	9	13	22	27
Income tax (benefit) expense	(4)	(172)	5	(733)
Depreciation	16	17	37	31
Amortization of capitalized software development costs	478	362	984	651
Amortization of intangible assets	116	124	231	247
Amortization of other costs	126	78	242	153
EBITDA	670	(741)	(1,013)	(1,764)
Share-based compensation expense	557	349	1,122	613
Non-cash valuation adjustments	-	14	-	31
Loss on exit of operating lease	-	-	-	105
Other non-recurring operating expenses	336	-	793	-
Forgiveness of PPP Loan and accrued interest	(2,327)	-	(2,327)	-
Adjusted EBITDA	$(764)	$(378)	$(1,425)	$(1,015)
Adjusted EBITDA per diluted share:
Net loss per common share – diluted	$(0.00)	$(0.04)	$(0.05)	$0.08
Adjusted EBITDA per adjusted diluted share	$(0.02)	$(0.01)	$(0.04)	$(0.03)

Diluted weighted average shares	41,288,709	30,026,658	39,393,333	29,897,236
Includable incremental shares — Adjusted EBITDA	448,522	394,815	567,665	332,359
Adjusted diluted shares	41,737,231	30,421,473	39,960,998	30,229,595